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                                                                    EXHIBIT 4.16


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                          ATLANTIC PREMIUM BRANDS, LTD.
                              PUT OPTION AGREEMENT

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                          DATED AS OF MARCH 20, 1998




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                              TABLE OF CONTENTS



SECTION 1.        DEFINITIONS............................................................................1

SECTION 2.        PUT OPTION.............................................................................1
                  2.1      PUT OPTION....................................................................1
                  2.2      MANNER OF EXERCISE............................................................1
                  2.3      CLOSING AND PAYMENT...........................................................2
                  2.4      APPOINTMENT OF APPRAISER......................................................2

SECTION 3.        TERMINATION............................................................................2

SECTION 4.        MISCELLANEOUS.  .......................................................................2



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                              PUT OPTION AGREEMENT

         This is the PUT OPTION AGREEMENT dated as of March 20, 1998 ("Agreement") by and between ATLANTIC PREMIUM BRANDS, LTD. ("Company"), a Delaware corporation, and BANC ONE CAPITAL PARTNERS, LLC ("Holder"), a Delaware limited liability company, provided for and entered into pursuant to the Senior Subordinated Note and Warrant Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), by and among the Holder, as purchaser, and the Company and certain of its subsidiaries, as sellers. The Company and the Holder are referred to collectively as the "Parties" and individually as a "Party."

         THIS AGREEMENT IS ONE OF THE "RELATED DOCUMENTS" REFERRED TO IN THE PURCHASE AGREEMENT.

         In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         SECTION 1.        DEFINITIONS.

                  All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Glossary of Defined Terms attached to the Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Agreement by reference.

         SECTION 2.        PUT OPTION.

                  2.1 PUT OPTION. Upon the earlier to occur of: (i) the fifth anniversary of the Closing Date; (ii) a Disposition; (iii) a Non-Surviving Combination; (iv) the date upon which the Sellers prepay the Note in full; or
(v) any Acceleration of the payment of the Note; and, provided, that at the time of such occurrence an Illiquidity Event has occurred and is continuing, then the Holder shall have the option (the "Fixed Put Option") to require the Company to purchase from the Holder, upon the terms and subject to the conditions set forth in this Agreement, all, but not less than all, of the Warrant Shares issued or issuable to the Holder upon exercise of the Fixed Warrant then owned by the Holder at a purchase price per share equal to the Put Option Price then in effect.

                  Upon the earlier to occur of: (i) the fifth anniversary of the Closing Date, (ii) a Disposition; or (iii) a Non-Surviving Combination; and, provided, that, at the time of such occurrence, an Illiquidity Event has occurred and is continuing, the Holder shall have the option (the "Contingent Put Option") to require the Company to purchase from the Holder, upon the terms and subject to the conditions set forth in this Agreement, all, but not less than all, of the Warrant Shares issued or issuable to the Holder upon exercise of the Contingent Warrant then owned by the Holder at a purchase price per share equal to the Put Option Price then in effect.





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                  The Fixed Put Option and the Contingent Put Option are
referred to collectively as the "Put Options" and individually as a "Put Option". The term "Illiquidity Event" means that, as of any date of determination, if (i) the Company is not listed on a stock exchange or other dealer network, or (ii) the average weekly trading volume of the Company's Common Stock for four consecutive calendar weeks falls below the product of
(A)15% of (B) the number of Holder's outstanding Warrant Shares.

                 2.2 MANNER OF EXERCISE. Each Put Option may be exercised by the Holder giving a one time irrevocable Notice within 30 days of the effective date of such Put Option to the Company that the Holder elects to exercise such Put Option upon the terms and subject to the conditions set forth in this Agreement. Upon final determination of the Put Price, the Company shall be required to purchase from the Holder all of the Warrant Shares issued or issuable upon exercise of the Warrant subject to such Put Option then owned by the Holder. The Company shall not be obligated to purchase the Warrant Shares subject to such Put Option then owned by the Holder if the Company shall be unable to do so without a breach or violation of the provisions of Applicable Law, its Charter Documents or the Senior Loan Agreement. Notwithstanding the foregoing, the Company shall use reasonable efforts to remove any such limitations upon its ability to purchase the Warrant Shares, and the Company shall have the continuing obligation to purchase such Warrant Shares immediately after and to the extent such limitations have been removed.

                 2.3 CLOSING AND PAYMENT. With respect to each Put Option, the closing for the purchase of the Warrant Shares pursuant to this Agreement shall occur within fifteen Business Days following the date of the determination of the Put Price. The Put Price shall be payable to the Holder by the Company by
(i) wire transfer of immediately available funds, or (ii) by delivery of a certified or cashiers' check.

                 2.4 APPOINTMENT OF APPRAISER. If the appointment of an Appraiser is necessary in connection with the determination of any Put Price, then within (i) ten days after the exercise of such Put Option if there is a Disposition or Non-Surviving Combination or (ii) ten days after the expiration of the 30 day period in which the Company and the Holder may agree on an Appraisal Value, the Company and the Holder shall endeavor in good faith to select a mutually acceptable Appraiser. If no such Appraiser is mutually selected within such time period or such longer time period as the Company and the Holder shall mutually agree upon, then within ten days thereafter, the Company and the Holder shall each designate an investment banking firm that is not an Affiliate of either the Company or the Holder, and within ten days thereafter, such investment banking firms shall mutually select the Appraiser. The Company shall pay the reasonable fees and expenses of the Appraiser, and, if applicable, the Company and the Holder shall each pay the fees and expenses of the investment banking firm designated by each of them for the purpose of selecting the Appraiser.

         SECTION 3. TERMINATION. Notwithstanding the foregoing, if the Holder ceases to own Warrant Shares representing at least 1% of the Outstanding Common Shares of the Company at any time prior to the exercise of the Fixed Put Option, the rights of the Holder under this Agreement and the obligations of the Company hereunder shall terminate.



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         SECTION 4. MISCELLANEOUS.  The provisions of Section 12 of the Purchase
Agreement are applicable to this Agreement and are incorporated by reference in this Agreement.

         The parties have executed and delivered this Agreement effective as of the day and year first above written.

COMPANY:                                HOLDER:

ATLANTIC PREMIUM BRANDS, LTD.           BANC ONE CAPITAL PARTNERS, LLC

                                        By: Banc One Capital Partners Holdings,
                                        Ltd.,
By: /s/ Merrick M. Elfman               Manager
   ---------------------------------

Name:  Merrick M. Elfman                By: BOCP Holdings Corporation, Manager
     -------------------------------

Its:   Chairman                         By:  /s/ Leonard Lilliard
    --------------------------------       ---------------------------------
                                        Name:   Leonard Lilliard
                                             -------------------------------
                                        Its: Authorized Signer








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